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                                                                   EXHIBIT 10.16


                        SETTLEMENT AND LICENSE AGREEMENT

This Settlement and License Agreement (the "Agreement") sets forth the terms upon which Crossroads Systems, Inc., a Texas Corporation ("Crossroads") and Advanced Digital Information Corporation, a Washington corporation, and its majority owned subsidiaries including Pathlight Technology, Inc. ("Pathlight"), a Delaware corporation and a wholly-owned subsidiary of Advanced Digital Information Corporation (collectively, "ADIC"), agree to settle the litigation currently pending before the U.S. District Court of the Western District of Texas, Austin Division, captioned Crossroads Systems, (Texas), Inc. vs. Pathlight Technology, Inc. Civil Action No. A-00CA-248-SS (the "Patent Litigation"). This Agreement shall be effective as of the last execution date set forth below (the "Effective Date").

                                   BACKGROUND

Crossroads is the owner of all right, title and interest in and to the `972 Patent. On or about April 10, 1999, Crossroads filed a complaint in the Patent Litigation alleging the Accused Products infringe the `972 Patent and demanding judgment against Pathlight for such infringement. During the Patent Litigation, Advanced Digital Information Corporation acquired Pathlight. It is now the desire and intention of Crossroads and ADIC to settle and resolve all disputes, differences and claims which exist in the Patent Litigation. To that end, Crossroads grants ADIC a license under the `972 Patent to develop, manufacture, use, and sell Licensed Product(s) in exchange for a lump sum payment from ADIC and acknowledgement by ADIC of both the validity of the `972 Patent and infringement of the `972 Patent by the Accused Products.

In consideration of the mutual promises contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1.       DEFINITIONS

         1.1 "'972 PATENT" means (i) U.S. Patent No. 5,941,972 issued to Crossroads and (ii) for purposes of the license grant in Paragraph 3.1 only, any claims in a patent that issues from any continuation, divisional, reissue, reexamination or foreign counterpart applications of U.S. Patent No. 5,941,972 that are directed to a system, apparatus or method that provides connectivity between fibre channel and SCSI.

         1.2 "ACCUSED PRODUCTS" mean any Pathlight SAN Router and Pathlight SAN Gateway products made, used, sold, or offered for sale or imported by Pathlight or ADIC.

         1.3 "LICENSED PRODUCT(S)" means any product, or part thereof, the manufacture, use, sale, offer for sale or import of which is or would be covered by any claim of the `972 Patent.

         1.4 "PAST DAMAGES PAYMENT" means the portion of the lump sum payment from ADIC to Crossroads that is allocated to the damages incurred by


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                  Crossroads based on Pathlight's infringement of the `972
                  Patent due to its manufacture, use, sale and/or import of the Accused Products. Past Damages shall be equal to five million dollars ($5,000,000).

         1.5 "PRE-PAID ROYALTIES" means the portion of the lump sum payment from ADIC to Crossroads that is allocated to an up-front royalty paid by ADIC to Crossroads in exchange for the license rights in the `972 Patent granted by Crossroads to ADIC under this Agreement. Pre-Paid Royalties shall be equal to ten million dollars ($10,000,000).

         2.       DISMISSAL AND RELEASE

         As soon as reasonably possible after receipt of the Lump Sum Payment pursuant to Paragraph 4 of this Agreement, counsel for Crossroads will cause to be filed with the U.S. District Court of the Western District of Texas, Austin Division a consent judgment that includes (i) a request for dismissal with prejudice all claims and counterclaims in the Patent Litigation lawsuit and (ii) an acknowledgement by ADIC that the Accused Products infringe the `972 Patent and that the `972 Patent is valid and enforceable. Crossroads does hereby release ADIC, including its customers, dealers, distributors (to the extent such customers, dealers and distributors use, sell or import ADIC products), from all past and future claims for infringement, including contributory infringement and inducement of infringement, of the '972 Patent.

         3.       LICENSE OF `972 PATENT

         3.1 Upon receipt of payment pursuant to Paragraph 4 of this Agreement, Crossroads hereby grants and ADIC, including its customers, dealers, distributors (to the extent such customers, dealers and distributors use, sell or import ADIC products), hereby accepts a paid up, non-exclusive, non-sublicensable, perpetual license to and under the `972 Patent to make, use, sell, offer for sale and import Licensed Product(s).

         3.2 ADIC agrees that the license granted in Paragraph 3.1 shall not restrict in any way Crossroads' use of the `972 Patent, or Crossroads' manufacture, use, sale, offering for sale or importation of any product, service, process, or method covered by the claims of the `972 Patent, for its own purposes or in collaboration with third parties.

         4.       LUMP SUM PAYMENT

         In consideration for Crossroads' agreements set forth in this Agreement, including Paragraphs 2 and 3 above, ADIC will pay Crossroads the sum of fifteen million dollars ($15,000,000) which represents the total of the Past Damages Payment and the Pre-paid


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         Royalties. This sum shall be paid to Crossroads in a lump sum amount, and shall be paid by wire transfer upon the execution of this Agreement to Crossroads' account as follows:

                          Chase Manhattan Bank, NYC, NY

                                  ABA 021000021

                      FBO SalomonSmithBarney A/C 066-198038

                     for further credit to 781-06626-14-403

         The parties acknowledge and agree that the release contained in Paragraph 2 and the license grant contained in Paragraph 3 shall only become effective upon completion and acknowledgement of the wire transfer of the Lump Sum Payment into the above-identified account.

         5.       INFRINGEMENT BY OTHERS

                  5.1 ADIC shall have no right to institute any lawsuit or action against any third party based on actual or potential infringement of the `972 Patent.

                  5.2 Crossroads shall not be obligated to take any actions to prevent unauthorized use or infringement of the `972 Patent.

         6.       PUBLICITY

         ADIC and Crossroads will coordinate with respect to the timing of issuing their respective press releases announcing this settlement of the Patent Litigation so that such press releases are issued by each party at substantially the same time. Notwithstanding the foregoing, each party acknowledges and agrees that the other party may issue press releases and public announcements regarding the settlement of the Patent Litigation within twenty-four hours of the execution of the consent judgment by the court. The parties acknowledge and agree that any such press releases or public announcements shall not contain any information that is inconsistent with this Agreement or the consent judgment.

         7.       ACKNOWLEDGEMENT OF INFRINGEMENT AND VALIDITY

         ADIC and Pathlight each will and hereby does acknowledge that the Accused Products are within the claims and therefore infringed the `972 Patent prior to this Agreement. ADIC and Pathlight will and hereby does further acknowledge that the `972 Patent is valid and fully enforceable. ADIC stipulates to the consent judgment presented to the court by Crossroads in which ADIC (i) acknowledges the `972 Patent is valid and enforceable, and (ii) acknowledges that Accused Products infringe the `972 Patent.


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         8.       NEGATION OF WARRANTIES

                  8.1 Nothing in this Agreement is or shall be construed as:

                           8.1.1 A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, or other rights of third parties;

                           8.1.2 An obligation to bring or prosecute actions or suits against third parties for infringement;

                           8.1.3 Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of Crossroads or other persons other than under the `972 Patent, regardless of whether such patents or other rights are dominant or subordinate to the `972 Patent; or

                           8.1.4 An obligation to furnish any technology, technological information or other support.

                  8.2 Except as expressly set forth in this Agreement, CROSSROADS MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

                  8.3 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES WHATSOEVER, WHETHER IN TORT, STRICT LIABILITY, CONTRACT OR OTHERWISE ARISING OUT OF THIS AGREEMENT. CROSSROADS SHALL NOT HAVE ANY RESPONSIBILITIES OR LIABILITIES WHATSOEVER WITH RESPECT TO THE LICENSED PRODUCTS.

         9.       INDEMNITY

         ADIC agrees to indemnify, hold harmless, and defend Crossroads and its directors, officers, employees, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, offer for sale or other disposition of any Licensed Product or other tangible or intangible covered by the `972 Patent by ADIC or any of its customers, dealers or distributors.


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         10.      MARKING

         ADIC agrees to mark Licensed Product(s) (or their containers or labels) within a reasonable time period which are made, used, sold, imported or otherwise disposed of by it under the license granted in this Agreement with the marking "U.S. Patent No. 5,941,972". Crossroads agrees that such marking by ADIC of the Licensed Products shall not require any specific reference to Crossroads.

         11.      NAMES AND MARKS

         Each party agrees not to make any statements in any press releases, public announcements, promotional advertising or other promotional materials that expressly or implicitly indicate that the other party in any manner endorses or sponsors any such products or services. Each party further agrees not to use the name of any employee or any trademark, service mark, trade name, or symbol of the other party to market any product or service (other than comparative advertising in compliance with U.S. law) without such other party's prior written consent.

         12.      TERM AND TERMINATION

                  12.1 The term of this Agreement shall be from the Effective Date until the expiration of the `972 Patent, unless earlier termination pursuant to this Paragraph 12.

                  12.2     Crossroads may terminate this Agreement if ADIC:

                                    12.2.1   Is in material breach of any
                                             provision hereof; or

                                    12.2.2   Voluntarily or involuntarily files
                                             a petition in bankruptcy or has a
                                             receiver appointed on its behalf.

                           and ADIC fails to remedy any such breach or bankruptcy within thirty (30) days after written notice thereof by Crossroads.

                  12.3 Any cause of action or claim of Crossroads having to do with any uncured breach or default by ADIC and the provisions of Paragraphs 1, 7, 8 and 9 shall survive the termination of this Agreement.

         13.      SUCCESSORS AND ASSIGNMENT

         ADIC may not assign this Agreement or any of its rights and obligations herein. Notwithstanding the foregoing, the rights granted to ADIC, including the license in Paragraph 3 above, may be assigned by ADIC to any successor in interest in ADIC's storage network business, including purchasers of substantially all the assets relating to the production or sale of the accused products lines in the Patent Litigation, provided, however, that the benefits of the license granted in Paragraph 3.1 shall inure to such successor in interest only in connection with the products and assets purchased from


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         ADIC and the natural expansion thereof, and the license would not apply to any pre-existing products, services or liabilities of such successor in interest or any products, services or liabilities developed independently of the purchased business. , Upon such permitted assignment, ADIC shall become unlicensed under the `972 Patent. Any attempted assignment in derogation of the foregoing shall be void. This Agreement shall be binding upon and inure to the benefit of the parties, permitted assigns and legal representatives.

         14.      NOTICES

         All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

                  To CROSSROADS:
                                       Crossroads Systems, Inc.
                                       8300 N. MoPac Expressway
                                       Austin, TX 78759
                                       Attention:  General Counsel

                  To ADIC: Advanced Digital Information Corporation_ 11431 Willows Road N.E.
                                       Redmond, WA  98052
                                       Attention:  General Counsel

         Either party may change its address upon written notice to the other party.


         15.      RELATIONSHIP OF PARTIES

         Nothing in this Agreement shall be construed as creating a partnership, joint venture, or agency relationship between the parties, or as authorizing either party to act as agent for the other.

         16.      ENTIRE AGREEMENT; MODIFICATIONS

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral. This Agreement may not be altered or amended except by an instrument in writing executed by both parties. No waiver of or amendment to any of the terms hereof subsequent to the execution hereof claimed to have been made by any representative of either party shall have force or effect unless in a writing signed by duly authorized representatives of the parties.


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         17.      CONSTRUCTION

         The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against either of the parties.

         18.      GOVERNING LAW

         This Agreement will be governed by the laws of the State of Texas.

         19.      INADMISSIBILITY OF PAYMENT TERMS

         The parties acknowledge and agree that the lump sum payment (the Pre-paid Royalties and Past Damages Payment) shall not be used by either party against the other in any future litigation or arbitration for the purpose of establishing a "reasonable royalty" rate. Notwithstanding the foregoing, and unless Crossroads provides contrary instructions, the parties agree that vis-a-vis third parties, the lump sum payment (the Pre-paid Royalties Past Damages Payment) shall be considered a reasonable royalty rate for a license of the `972 Patent.


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        Crossroads Systems, Inc.



        By: /s/ Brian R. Smith
            -------------------------------------------
        Name:  Brian Smith

        Its:  Chairman and Chief Executive Officer

        Date:  June, 12, 2001




        Advanced Digital Information Corporation



        By: /s/ Linda Schoemaker
            -------------------------------------------


        Name:  Linda Schoemaker

        Its:  Senior Vice President and General Counsel

        Date:  June, 12, 2001


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